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                                                                     EXHIBIT 3.1

                   FIFTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              BECKMAN COULTER, INC.

                                      *****

        BECKMAN COULTER, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        1. The corporation was originally incorporated on July 11, 1988, under the name of BII DELAWARE INC. Pursuant to an Agreement and Plan of Merger filed on July 28, 1988, the name of the Corporation was changed to

                            BECKMAN INSTRUMENTS, INC.

        2. A Third Restated Certificate of Incorporation as of June 11, 1992 restates and integrates and further amends the Second Restated Certificate of Incorporation of the Corporation to amend Article 7 to delete the clause that prohibits a director from serving beyond the age of 70 years.

        3. A Fourth Restated Certificate of Incorporation as of April 2, 1998 restates and integrates and further amends the Third Restated Certificate of Incorporation to change the name of the Corporation to:


                              BECKMAN COULTER, INC.



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        4. This Fifth Restated Certificate of Incorporation amends the Fourth
Restated Certificate of Incorporation to increase the aggregate number and the number of shares of Common Stock that the Corporation shall have authority to issue.

        5. The text of the Certificate of Incorporation as amended is set forth in full and reads as follows:

                1. The name of the corporation is Beckman Coulter, Inc.

                2. The address of its registered office in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, in the City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                3. The nature of the business or purposes to be conducted or promoted is:

                To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                4. The aggregate number of shares which the corporation shall have authority to issue is 160,000,000, to be divided into (a) 150,000,000 shares of Common Stock, par value $.10 per share, and (b) 10,000,000 shares of Preferred Stock, par value $.10 per share.

                The Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in series with such voting powers and such designations, preferences and relative, participating, optional or other special rights as designated by the Board of Directors in the resolution providing for the issue of such series. Shares of Preferred Stock of any one series shall be identical in all respects.

                5. The corporation is to have perpetual existence.

                6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

                7. The directors of the corporation shall be divided into three classes, as nearly equal in number as reasonably possible, with the directors in each class



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        to hold office until their successors are elected and qualified. At each annual meeting of stockholders of the corporation, the successors to the class of directors whose term shall then expire shall be elected to hold office for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                Notwithstanding the foregoing, no person shall be elected or serve as a director if such person is in a management position with or a director of a direct competitor of the Company.

                Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Paragraph 4 hereof, and such directors so elected shall not be divided into classes pursuant to this Paragraph 7 unless expressly provided by such terms.

                Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                8. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the corporation may be removed from office by the stockholders at any annual or special meeting of stockholders of the corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, but only for cause, by the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of the corporation.



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                9. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                11. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

                12. Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President of the corporation. Special meetings of the stockholders of the corporation may not be called by any other person or persons.

                13. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                14. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity



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        while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subparagraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Paragraph 14 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph 14 or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                    (b) If a claim under subparagraph (a) of this Paragraph 14 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent



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        legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                    (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph 14 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                    (d) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                15. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any stockholder of the corporation who complies with the notice procedures set forth in this Paragraph 15. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders



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        known by such stockholder to be supporting such proposal, (c) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

                The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Paragraph 15. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Paragraph 15, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

                This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                16. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Paragraph 16. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the



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        person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of the stockholder and (ii) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation.

                The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Paragraph 16. If the presiding officer determines that a nomination was not made in accordance with the terms of this Paragraph 16, he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.

                17. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of the corporation shall be required to amend or repeal Paragraphs 7, 8, 9, 11, 12 or 17 of this Certificate of Incorporation or to adopt any provision inconsistent therewith.

        6. This Fifth Restated Certificate of Incorporation was duly adopted by a vote of stockholders at the annual meeting of stockholders held April 7, 2000 in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, BECKMAN COULTER, INC. has caused this Fifth Restated Certificate of Incorporation to be signed by John P. Wareham, its Chief Executive Officer, and attested by William H. May, its Secretary, dated April 24, 2000.


ATTEST:                                BECKMAN COULTER, INC.



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BY:                                    BY:
   ------------------------------         --------------------------------------
   SECRETARY                              CHIEF EXECUTIVE OFFICER



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